EXHIBIT 1

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that this Amendment No. 9 to the statement on Schedule 13D is being filed with the United States Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k) under the United States Securities Exchange Act of 1934, as amended.

Date: July 15, 2011

Glencore AG

By:	/s/ Stuart Cutler
Name:	Stuart Cutler
Title:	Officer

By:	/s/ Andreas Hubmann
Name:	Andreas Hubmann
Title:	Director

Glencore International AG

By:	/s/ Stefan Peter
Name:	Stefan Peter
Title:	Officer

By:	/s/ Stuart Cutler
Name:	Stuart Cutler
Title:	Officer

Glencore International plc

By:	/s/ Steven Kalmin
Name:	Steven Kalmin
Title:	Director